                                                                     EXHIBIT 5.1

                       WILSON SONSINI GOODRICH & ROSATI
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
              Telephone: (650) 493-9300 Facsimile: (650) 493-6811

                               October 25, 2000

PCTEL, Inc.
1331 California Circle
Milpitas, California 95035

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission on October 25, 2000 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 124,438 shares of your common stock (the "Shares"), all of which are authorized and have been previously issued in connection with the acquisition by PCTEL Systems, Inc. ("PCTEL") of the entire issued share capital of Voyager Technologies. The Shares are to be offered by the selling stockholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

     It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                    Very truly yours,

                                    /s/ WILSON SONSINI GOODRICH & ROSATI

                                    WILSON SONSINI GOODRICH & ROSATI
                                    Professional Corporation